UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

January 20, 2005

ANTICUS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

333-101420

98-0375504

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

Suite 500 – 400 St. Jacques  Ouest,   Montreal QC  H2Y 1S1

 (Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code  (514) 843-1070

______________________________________________________________________________

______________________________________________________________________________

(Former name or former address, if changed since last report)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2005, Anticus International Corporation (“Anticus”) acquired the rights to enter into a merger agreement with Nova-Plasma Incorporated (“NPI”), a Canadian-based technology provider of high-barrier and ultra–high barrier coatings and processes to the flat panel display industry. Anticus acquired the rights to merge with NPI from 3699854 Canada Inc., a private Canadian corporation, which entered into an agreement with NPI regarding the merger of NPI into a public company (the “Agreement”). 3699854 Canada Inc. is owned by Michele Delisle, who owns 824,052 shares of Anticus, which represents less than 5% of Anticus’ total issued and outstanding shares.

Pursuant to the Agreement, the shareholders of NPI will receive such number of shares of Anticus as to equal approximately 72.5% of the shares of Anticus’ common stock as calculated after such issuance. Anticus is obligated to retire all of its debts and liabilities prior to completion of the acquisition of NPI, except for costs and expenses incurred by Anticus in connection with the acquisition. The acquisition is subject to the approval by the shareholders of both NPI and Anticus. As part of the acquisition, Anticus will change its name to “Nova Plasma Inc.” or a similar name to reflect the new business of Anticus following the acquisition. Anticus will expand its board of directors to five (5) and NPI will have the right to appoint two (2) members to the Anticus board following the acquisition.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Within 71 days from the required filing date of this Form 8-K, Anticus will file an amendment to this Form 8-K and include as exhibits the audited financial statements of NPI for the last three fiscal years and any applicable interim financial statements. Anticus will also file pro forma financial information showing the affects of the acquisition of NPI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

January 24, 2005

ANTICUS INTERNATIONAL CORPORATION

By: /s/ Paul Legault

Name:  Paul Legault

Title:    Director